Exhibit 99.1
Ziff Davis Reports First Quarter 2026 Financial Results

NEW YORK, NY -- May 7, 2026 -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis” or “the Company”) today reported unaudited financial results for the first quarter ended March 31, 2026.
“We remain focused on unlocking value for our shareholders as we look to complete the divestiture of the Connectivity business as well as explore additional value-creating transactions,” said Vivek Shah, CEO of Ziff Davis. “Our first quarter results demonstrate the strength of many of our businesses while we manage through the headwinds challenging other parts of our portfolio.”
FIRST QUARTER 2026 RESULTS

During the first quarter of 2026, the Company entered into a definitive agreement to sell its Connectivity business. The results of the Connectivity business are classified as discontinued operations for all periods presented in this press release. Unless otherwise noted, all amounts, percentages, and any discussion in this press release reflect the results from continuing operations, except for the Statements of Cash Flows and Free cash flow, which are presented on a combined continuing and discontinued operations basis. Furthermore, upon the classification of Connectivity as discontinued operation, the Company determined that Connectivity is no longer a reportable segment. The Company will continue to own and operate the Connectivity business in the ordinary course until the closing of the transaction.
•Revenues (1) decreased to $267.6 million compared to $272.8 million for Q1 2025.
•Operating income decreased to $2.9 million compared to $14.5 million for Q1 2025.
•Net (loss) income from continuing operations (2) decreased to $(0.8) million compared to $9.8 million for Q1 2025.
•Net (loss) income per diluted share from continuing operations (2) decreased to $(0.02) compared to $0.23 for Q1 2025.
•Adjusted EBITDA (3) decreased to $63.4 million compared to $71.4 million for Q1 2025.
•Adjusted net income (2) (3) decreased to $27.5 million compared to $33.0 million for Q1 2025.
•Adjusted net income per diluted share (2) (3) (or “Adjusted diluted EPS”) decreased to $0.73 compared to $0.77 for Q1 2025.
•Net cash provided by operating activities from continuing and discontinued operations increased 45.3% to $30.0 million compared to $20.6 million in Q1 2025. Free cash flow from continuing and discontinued operations (3) increased 36.6% to $(3.2) million compared to $(5.0) million in Q1 2025.
•Ziff Davis deployed approximately $51.6 million related to share repurchases in Q1 2026.

The following table reflects results from continuing operations, except for Net cash provided by operating activities and Free cash flow which are on combined basis of continuing and discontinued operations, for the three months ended March 31, 2026 and 2025, respectively (in millions, except per share amounts).

(Unaudited)	Three months ended March 31,		% Change
	2026	2025
Revenues (1)
Technology & Shopping	$71.1	$81.7	(12.9)%
Gaming & Entertainment	$40.8	$38.0	7.2%
Health & Wellness	$85.9	$85.8	0.2%
Cybersecurity & Martech	$69.8	$67.3	3.6%
Total revenues (1)	$267.6	$272.8	(1.9)%
Operating income	$2.9	$14.5	(79.7)%
Operating income margin	1.1%	5.3%	(4.2)%
Net (loss) income from continuing operations (2)	$(0.8)	$9.8	(107.9)%
Net (loss) income per diluted share from continuing operations (2)	$(0.02)	$0.23	(108.7)%
Adjusted EBITDA (3)	$63.4	$71.4	(11.2)%
Adjusted EBITDA margin (3)	23.7%	26.2%	(2.5)%
Adjusted net income (2)(3)	$27.5	$33.0	(16.5)%
Adjusted diluted EPS (2)(3)	$0.73	$0.77	(5.2)%

Net cash provided by operating activities from continuing and discontinued operations	$30.0	$20.6	45.3%
Free cash flow from continuing and discontinued operations (3)	$(3.2)	$(5.0)	36.6%

Notes:

(1)	The revenues associated with each of the reportable segments may have been rounded when presented independently so they foot precisely to Total Revenues.
(2)
GAAP effective tax rates were approximately (80.5)% and 53.2% for the three months ended March 31, 2026 and 2025, respectively. Adjusted effective tax rates were approximately 23.9% and 23.5% for the three months ended March 31, 2026 and 2025, respectively.

(3)	For definitions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures refer to section “Non-GAAP Financial Measures” further in this release.

ZIFF DAVIS GUIDANCE
As noted in the Company’s Third Quarter 2025 earnings release, Ziff Davis has engaged outside advisors to assist in evaluating value-creating opportunities, including the recently announced sale of its Connectivity business. As this process is ongoing, the Company is deferring its fiscal 2026 guidance.

EARNINGS CONFERENCE CALL AND AUDIO WEBCAST

Ziff Davis will host a live audio webcast and conference call discussing its first quarter 2026 financial results on Friday, May 8, 2026, at 8:30AM ET. The live webcast and call will be accessible by phone by dialing (844) 985-2014 or via www.ziffdavis.com. Following the event, the audio recording and presentation materials will be archived and made available at www.ziffdavis.com.

ABOUT ZIFF DAVIS

Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, shopping, gaming and entertainment, health and wellness, connectivity, cybersecurity, and martech. For more information, visit www.ziffdavis.com.

CONTACT:

Investor Relations
Ziff Davis, Inc.
investor@ziffdavis.com

Corporate Communications
Ziff Davis, Inc.
press@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Ziff Davis Guidance” section. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising, licensing, and subscription revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions or divestitures; the Company’s ability to complete the proposed divestiture of its Connectivity business on anticipated terms and timing, or at all; the Company’s ability to realize the anticipated benefits from the divestiture of the Connectivity business; customer growth and retention; the Company’s ability to create compelling content; our reliance on third-party platforms; the threat of content piracy and developments related to artificial intelligence; increased competition and rapid technological changes; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology; the risk of alleged infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, increased tariffs and trade protection measures, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; our ability to consummate a sale of one or more of our business lines pursuant to our announced review of potential value-creating opportunities; and the numerous other factors set forth in the Company’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting the Company, refer to our most recent Annual Report on Form 10-K and the other reports filed by the Company from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and the “Ziff Davis Guidance” section are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$519,718	$573,777
Accounts receivable, net of allowances of $6,633 and $8,141, respectively	397,456	623,441
Prepaid expenses and other current assets	83,101	81,964
Current assets - held for sale	435,223	91,217
Total current assets	1,435,498	1,370,399
Long-term investments	100,075	93,228
Property and equipment, net of accumulated depreciation of $399,945 and $382,187, respectively	166,924	162,130
Intangible assets, net	314,134	338,178
Goodwill	1,343,817	1,346,964
Deferred income taxes	5,419	5,107
Other assets	28,418	24,523
Noncurrent assets - held for sale	—	322,777
TOTAL ASSETS	$3,394,285	$3,663,306
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$450,266	$696,918
Income taxes payable, current	2,706	7,345
Deferred revenue, current	132,048	129,700
Current portion of long-term debt	148,810	148,685
Other current liabilities	15,521	16,089
Current liabilities - held for sale	114,365	76,216
Total current liabilities	863,716	1,074,953
Long-term debt	718,257	717,815
Deferred revenue, noncurrent	6,105	6,518
Liability for uncertain tax positions	20,150	19,733
Deferred income taxes	30,157	41,116
Other noncurrent liabilities	34,392	33,055
Noncurrent liabilities - held for sale	—	16,541
TOTAL LIABILITIES	1,672,777	1,909,731

Common stock	374	384
Additional paid-in capital	454,325	472,723
Retained earnings	1,332,193	1,337,542
Accumulated other comprehensive loss	(65,384)	(57,074)
TOTAL STOCKHOLDERS’ EQUITY	1,721,508	1,753,575
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,394,285	$3,663,306

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended March 31,
	2026	2025
Total revenues	$267,641	$272,816
Operating costs and expenses:
Direct costs	44,317	40,401
Sales and marketing	115,233	112,411
Research, development, and engineering	13,637	13,920
General, administrative, and other related costs	46,644	43,163
Depreciation and amortization	44,878	48,452
Total operating costs and expenses	264,709	258,347
Operating income	2,932	14,469
Interest expense, net	(6,896)	(6,194)
Other income (loss), net	688	(1,475)
(Loss) income from continuing operations before income tax expense and income from equity method investment	(3,276)	6,800
Income tax expense	(2,637)	(3,618)
Income from equity method investment, net of tax	5,138	6,630
Net (loss) income from continuing operations	(775)	9,812
Net income from discontinued operations, net of tax	23,036	14,427
Net income	$22,261	$24,239

Net (loss) income per common share from continuing operations:
Basic	$(0.02)	$0.23
Diluted	$(0.02)	$0.23
Net income per common share from discontinued operations:
Basic	$0.61	$0.34
Diluted	$0.61	$0.34
Net income per common share:
Basic	$0.59	$0.57
Diluted	$0.59	$0.57
Weighted average shares outstanding:
Basic	37,597,190	42,558,090
Diluted	37,597,190	42,768,678

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$22,261	$24,239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,783	55,832
Non-cash operating lease costs	2,037	2,034
Share-based compensation	10,913	9,752
Provision for credit losses on accounts receivable	1,129	160
Deferred income taxes, net	(12,323)	548
Changes in fair value of contingent consideration	124	(1,803)
Income from equity method investments, net of tax	(5,138)	(6,630)
Other	1,129	912
Decrease (increase) in:
Accounts receivable	195,297	143,721
Prepaid expenses and other current assets	(3,826)	(17,709)
Other assets	(1,813)	7,252
Increase (decrease) in:
Accounts payable	(247,695)	(210,857)
Deferred revenue	22,894	18,493
Accrued liabilities and other current liabilities	(4,819)	(5,331)
Net cash provided by operating activities	29,953	20,613
Cash flows from investing activities:
Purchases of property and equipment	(33,127)	(25,619)
Acquisitions, net of cash received	—	(39,198)
Other	(80)	(12)
Net cash used in investing activities	(33,207)	(64,829)
Cash flows from financing activities:
Repurchase of common stock	(51,594)	(34,900)
Other	(1,901)	(106)
Net cash used in financing activities	(53,495)	(35,006)
Effect of exchange rate changes on cash and cash equivalents	(4,446)	4,349
Net change in cash and cash equivalents	(61,195)	(74,873)
Cash and cash equivalents at beginning of period	607,011	505,880
Cash and cash equivalents at beginning of period associated with discontinued operations	33,234	18,380
Cash and cash equivalents at beginning of period associated with continuing operations	573,777	487,500
Cash and cash equivalents at end of period	545,816	431,007
Cash and cash equivalents at end of period associated with discontinued operations	26,098	19,090
Cash and cash equivalents at end of period associated with continuing operations	$519,718	$411,917

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), Adjusted net income (loss) per diluted share, Free cash flow from continuing and discontinued operations, and Adjusted effective tax rate (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision making and as means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, (2) certain measures are used to determine the amount of annual incentive compensation paid to our named executive officers, and (3) they are used by the analyst community to help them analyze the health of our business.
These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies, limiting their usefulness for comparison purposes. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Non-GAAP financial measures exclude the certain items listed below. We believe that excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.
Adjusted EBITDA is defined as Net income (loss) from continuing operations with adjustments to reflect the addition or elimination of certain items including, but not limited to:
•Interest expense, net. Interest expense is generated primarily from interest due on outstanding debt, partially offset by interest income generated from the interest earned on cash, cash equivalents, and investments;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this (gain) loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of businesses. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item includes realized gains and losses, unrealized gains and losses, and impairment charges on debt and equity investments. The amount of gain or loss depends on the share price for investments with readily determinable fair value and on observable price changes for investments without a readily determinable fair value, and does not represent core business operating results of the Company;
•Provision for credit losses on investments. This is a non-cash expense that includes changes in the provision for credit losses on investments of the Company in debt and equity instruments and does not represent recurring core business operating results of the Company;
•Other (income) loss, net. This income or expense relates to other non-operating items and does not represent recurring core business operating results of the Company;
•Income tax (benefit) expense. This benefit or expense depends on the pre-tax loss or income of the Company, statutory tax rates, tax regulations, and different tax rates in various jurisdictions in which the Company operates and which the Company does not have the control over;
•(Income) loss from equity method investment, net of tax. This is a non-cash income or expense as it relates primarily to our investment in OCV Fund I, LP (the “OCV Fund”). We believe that gain or loss resulting from our equity method investment does not represent core business operating results of the Company;
•Depreciation and amortization. This is a non-cash expense at it relates to use and associated reduction in value of certain assets including equipment, fixtures, and certain capitalized internal-use software and website development costs, and identifiable definite-lived intangible assets of the acquired businesses;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;

•Transaction, integration, and other charges. This includes expenses associated with the acquisition or disposal of certain businesses, lease agreement terminations, retention bonuses, and other transaction-specific items, as well as certain other items, such as severance, adjustments to contingent consideration, third-party debt modification costs, litigation costs from discrete, complex, or unusual proceedings, and legal settlements. These expenses do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired right-of-use (“ROU”) assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total Revenues.
Adjusted net income (loss) is defined as Net income (loss) from continuing operations with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to:
•Interest, net. This reflects the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes and a charge that the Company determined to be penalty interest associated with the 1.75% Convertible Notes, offset in part by a certain interest income earned by the Company. These net expenses do not represent core business operating results of the Company;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this gain or loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of businesses. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item includes realized gains and losses, unrealized gains and losses, and impairment charges on debt and equity investments. The amount of gain or loss depends on the share price for investments with readily determinable fair value and on observable price changes for investments without a readily determinable fair value, and does not represent core business operating results of the Company;
•Provision for credit losses on investments. This is a non-cash expense that includes changes in the provision for credit losses on investments of the Company in debt and equity instruments and does not represent recurring core business operating results of the Company;
•(Income) loss from equity method investment, net of tax. This is a non-cash income or expense as it relates primarily to our investment in the OCV Fund. We believe that gains or losses resulting from our equity method investment do not represent core business operating results of the Company;
•Amortization. Includes the amortization of patents and intangible assets that we acquired. This is a non-cash expense as it primarily relates to identifiable definite-lived intangible assets of the acquired businesses. We believe that acquired intangible assets represent cost incurred by the acquiree to build value prior to the acquisition and the amortization of this cost does not represent core business operating results of the Company;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;
•Transaction, integration, and other charges. This includes expenses associated with the acquisition or disposal of certain businesses, lease agreement terminations, retention bonuses, and other transaction-specific items, as well as certain other items, such as severance, adjustments to contingent consideration, third-party debt modification costs, litigation costs from discrete, complex, or unusual proceedings, and legal settlements. These expenses do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired ROU assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted net income (loss) per diluted share is calculated by dividing Adjusted net income (loss) from continuing operations by the diluted weighted average shares of common stock outstanding excluding the effect of convertible debt dilution.

Free cash flow from continuing and discontinued operations is defined as Net cash provided by operating activities, which includes both continuing and discontinued operations, less purchases of property and equipment, plus changes in contingent consideration (if any).
Adjusted effective tax rate is calculated based upon the GAAP effective tax rate with adjustments for the tax applicable to non-GAAP adjustments to Net income (loss) from continuing operations, generally based upon the effective marginal tax rate of each adjustment.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net (loss) income from continuing operations to Adjusted EBITDA:

	Three months ended March 31,
	2026	2025
Net (loss) income from continuing operations	$(775)	$9,812
Interest expense, net	6,896	6,194
Other (income) loss, net	(688)	1,475
Income tax expense	2,637	3,618
Income from equity method investment, net of tax	(5,138)	(6,630)
Depreciation and amortization	44,878	48,452
Share-based compensation	8,548	9,082
Transaction, integration, and other charges	6,632	(641)
Lease asset impairments and other charges	367	20
Adjusted EBITDA	$63,357	$71,382

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth Revenues and a reconciliation of Operating (loss) income to Adjusted EBITDA by segment:

	Three months ended March 31, 2026
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Cybersecurity & Martech	Corporate	Total
Revenues	$71,159	$40,764	$85,950	$69,768	$—	$267,641

Operating (loss) income	$(6,458)	$7,884	$8,624	$13,697	$(20,815)	$2,932
Depreciation and amortization	20,637	3,168	13,846	7,076	151	44,878
Share-based compensation	1,344	405	1,466	1,007	4,326	8,548
Transaction, integration, and other charges	1,430	776	670	2	3,754	6,632
Lease asset impairments and other charges	—	431	(108)	44	—	367
Adjusted EBITDA	$16,953	$12,664	$24,498	$21,826	$(12,584)	$63,357

	Three months ended March 31, 2025
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$81,690	$38,026	$85,786	$67,314	$—	$272,816

Operating (loss) income	$(3,963)	$8,774	$16,962	$11,323	$(18,627)	$14,469
Depreciation and amortization	22,405	2,618	12,928	10,387	114	48,452
Share-based compensation	1,153	329	1,363	967	5,270	9,082
Transaction, integration, and other charges	1,652	338	(1,812)	(754)	(65)	(641)
Lease asset impairments and other charges	(241)	87	(86)	255	5	20
Adjusted EBITDA	$21,006	$12,146	$29,355	$22,178	$(13,303)	$71,382

(1) Includes certain allocated overhead expenses previously reported in the Connectivity reportable segment.
Figures above are net of inter-segment revenues and operating costs and expenses.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following tables set forth a reconciliation of Net (loss) income from continuing operations to Adjusted net income with adjustments presented on after-tax basis:

	Three months ended March 31,
	2026	Per diluted share (1)	2025	Per diluted share (1)
Net (loss) income from continuing operations	$(775)	$(0.02)	$9,812	$0.23
Interest, net	95	—	61	—
Income from equity method investment, net	(5,138)	(0.14)	(6,630)	(0.16)
Amortization	19,563	0.52	21,107	0.49
Share-based compensation	7,590	0.20	9,226	0.22
Transaction, integration, and other charges	5,905	0.16	(607)	(0.01)
Lease asset impairment and other charges	306	0.01	27	—
Adjusted net income	$27,546	$0.73	$32,996	$0.77

(1) The reconciliation of Net (loss) income from continuing operations per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following are the adjustments to certain statement of operations items used to derive Adjusted net income, which we believe provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects of the Company.

	Three months ended March 31, 2026
	GAAP amount	Adjustments						Adjusted non-GAAP amount
		Interest, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges
Direct costs	$(44,317)	$—	$—	$—	$52	$89	$—	$(44,176)
Sales and marketing	$(115,233)	—	—	—	989	1,474	—	$(112,770)
Research, development, and engineering	$(13,637)	—	—	—	678	831	—	$(12,128)
General, administrative, and other related costs	$(46,644)	—	—	—	6,829	4,238	367	$(35,210)
Depreciation and amortization	$(44,878)	—	—	23,550	—	—	—	$(21,328)
Interest expense, net	$(6,896)	126	—	—	—	—	—	$(6,770)
Other income, net	$688	—	—	—	—	234	—	$922
Income tax benefit (expense) (1)	$(2,637)	(31)	—	(3,987)	(958)	(961)	(61)	$(8,635)
Income from equity method investment, net of tax	$5,138	—	(5,138)	—	—	—	—	$—
Total non-GAAP adjustments		$95	$(5,138)	$19,563	$7,590	$5,905	$306

(1)    Adjusted effective tax rate was approximately 23.9% for the three months ended March 31, 2026. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $8,635 and the denominator is $36,181, which equals adjusted net income of $27,546 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended March 31, 2025
	GAAP amount	Adjustments						Adjusted non-GAAP amount
		Interest, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges
Direct costs	$(40,401)	$—	$—	$—	$52	$60	$—	$(40,289)
Sales and marketing	$(112,411)	—	—	—	798	903	—	$(110,710)
Research, development, and engineering	$(13,920)	—	—	—	681	(65)	—	$(13,304)
General, administrative, and other related costs	$(43,163)	—	—	—	7,551	(1,539)	20	$(37,131)
Depreciation and amortization	$(48,452)	—	—	27,777	—	—	—	$(20,675)
Interest expense, net	$(6,194)	81	—	—	—	—	—	$(6,113)
Income tax expense (1)	$(3,618)	(20)	—	(6,670)	144	34	7	$(10,123)
Income from equity method investment, net of tax	$6,630	—	(6,630)	—	—	—	—	$—
Total non-GAAP adjustments		$61	$(6,630)	$21,107	$9,226	$(607)	$27

(1)     Adjusted effective tax rate was approximately 23.5% for the three months ended March 31, 2025. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $10,123 and the denominator is $43,119, which equals adjusted net income of $32,996 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth a reconciliation of Net cash provided by operating activities from continuing and discontinued operations to Free cash flow from continuing and discontinued operations:

2026	Q1	Q2	Q3	Q4	Full Year
Net cash provided by operating activities from continuing and discontinued operations	$29,953	$—	$—	$—	$29,953
Less: Purchases of property and equipment	(33,127)	—	—	—	(33,127)
Free cash flow from continuing and discontinued operations	$(3,174)	$—	$—	$—	$(3,174)
`

2025	Q1	Q2	Q3	Q4	Full Year
Net cash provided by operating activities from continuing and discontinued operations	$20,613	$57,074	$138,299	$191,082	$407,068
Less: Purchases of property and equipment	(25,619)	(30,133)	(30,136)	(33,310)	(119,198)
Free cash flow from continuing and discontinued operations	$(5,006)	$26,941	$108,163	$157,772	$287,870